Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RENOVARO BIOSCIENCES INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF FEBRUARY, A.D. 2024, AT 8:04 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

4928900 8100
SR# 20240316746

Authentication: 202713743
Date: 02-01-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:04 AM 02/01/2024
FILED 08:04 AM 02/01/2024
SR 20240316746 - File Number 4928900

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
RENOVARO BIOSCIENCES INC.

Renovaro Biosciences Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "**Corporation**"), pursuant to the General Corporation Law of the State of Delaware (the "**DGCL**"), does hereby certify that:

1. This Certificate of Amendment to the Certificate of Incorporation of the Corporation, as amended to date (the "**Certificate of Incorporation**"), was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 228 of the DGCL.

2. This Certificate of Amendment hereby amends the Certificate of Incorporation by deleting the first paragraph of Article 5 in its entirety and replacing it with the following:

> "The total number of shares of capital stock which the Corporation shall have the authority to issue is three hundred sixty million (360,000,000). These shares shall be divided into two classes with three hundred fifty million (350,000,000) shares designated as common stock at $.0001 par value (the "Common Stock") and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the "Preferred Stock")."

** SIGNATURE PAGE FOLLOWS **

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 1st day of February, 2024.

RENOVARO BIOSCIENCES INC.

DocuSigned by:

By: ______________________
4DCE0F6E686D4F0...

Name: Mark R. Dybul, M.D.

Title: Chief Executive Officer